UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

GRAPHITE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40532	84-4867570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Graphite Bio, Inc.

201 Haskins Way, Suite 210

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 484-0886

(Telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GRPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2021, Graphite Bio, Inc. (the “Company”) and Bayside Area Development, LLC. (the “Landlord”) entered into a lease agreement (the “Lease”) for office and laboratory space (the “Premises”). The Premises consist of approximately 85,165 square feet located at 233 E Grand Avenue, South San Francisco, California. Pursuant to the Lease, the Company has a right of first offer to lease additional space in the Premises, subject to customary conditions and notice requirements as set forth in the Lease.

The term of the Lease is expected to commence, subject to certain conditions, on or before September 15, 2023 (the “Commencement Date”). The Lease has a term of 120 months from the Commencement Date (the “Term”).

Beginning on the Commencement Date, the Company is obligated to make monthly rent payments in an amount of $6.90 per rentable square foot, at an annualized base rate of $82.80 per rentable square foot per year, which is subject to scheduled annual increases of 3.5% for the term of the Lease on each anniversary of the Commencement Date, plus certain operating expenses, property taxes and insurance costs; provided, that during the first six months of the Term, the Company is entitled to pay a partially reduced amount of rent. Pursuant to the Lease, the Landlord will contribute up to $175.00 per rentable square foot of the Premises (or approximately $14.9 million) toward the cost of tenant improvements for the Premises.

The Company is obligated to post a security deposit in the amount of $1.6 million in the form of a letter of credit which is subject to use by the Landlord under certain circumstances, per the terms of the Lease. The Company has the right to sublease the Premises, subject to certain conditions and Landlord consent. The Company also has a one-time option to extend the Term for an additional ten years at the then prevailing effective market rental rate.

The Lease also contains customary provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods or upon bankruptcy or insolvency of the Company.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Lease Agreement between the Registrant and Bayside Area Development, LLC dated December 16, 2021
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Graphite Bio, Inc.

Date: December 20, 2021	By:	/s/ Philip P. Gutry
Philip P. Gutry
Chief Business Officer